UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01    Other Events.

On November 18, 2016, Apricus Biosciences, Inc. (the "Company") announced that it has received feedback in response to its previously announced Type B Meeting request to the U.S. Food and Drug Administration ("FDA"). The purpose of the FDA meeting request was to confirm the Company's strategy for addressing the deficiencies contained in the 2008 Complete Response letter. Based upon the Company's expert panel's review of the FDA's feedback, and the available Vitaros clinical and non-clinical data used to obtain regulatory approvals outside of the United States, the Company believes that there is a viable regulatory pathway for re-submission of the Vitaros new drug application ("NDA") in the United States and, as such, the Company intends to resubmit the NDA as soon as possible in 2017.

Specifically, the FDA provided clarity on the requirements needed to address the deficiencies in the 2008 Complete Response letter to include suggested additional analysis of existing clinical and non-clinical data. The FDA feedback did not indicate that new clinical studies would be required for resubmission. Importantly, the FDA determined that Vitaros, under current regulations, is now considered a drug-device combination and, as such, the Company was advised to meet with the Office of Product Quality ("OPQ") to confirm the necessary device engineering and compliance requirements for the NDA resubmission.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, as amended. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: references to the need for additional clinical or pre-clinical data prior to the resubmission of the Vitaros NDA and the FDA's view on such a need; the timing of the resubmission of the Vitaros NDA, including the need to address the issues raised by the FDA's feedback or any issues raised by the FDA’s Office of Product Quality related to the FDA’s determination that Vitaros is now a drug-device combination; and the Company's ability to address the clinical and non-clinical data deficiencies and other deficiencies noted in the 2008 Complete Response letter. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside of the Company's control, including, but not limited to: the FDA, including OPQ, requiring additional clinical and pre-clinical data prior to the Vitaros NDA resubmission; the Company's ability to address any conditions for approvability raised by the FDA’s Office of Product Quality; the risks of any additional adverse safety or other data arising from the sales and use of Vitaros in certain countries in Europe and elsewhere; the Company's financial position and need for additional capital to fund its operations through the NDA resubmission and the FDA’s review of the NDA, which may be adversely impacted if the Company is unable to maintain the continued listing of its common stock on the Nasdaq stock market; and other risks identified by the Company in its reports filed with the Securities and Exchange Commission (SEC). These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC's website at www.sec.gov or without charge from the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: November 18, 2016	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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